EXHIBIT 10.21

INTERNATIONAL PAPER COMPANY

UNFUNDED SUPPLEMENTAL RETIREMENT PLAN

FOR SENIOR MANAGERS

As Amended and Restated Effective January 1, 2008

PREAMBLE

This Plan was originally established as the International Paper Company Unfunded Excess-Benefit Plan for Senior Managers and became effective as of November 1, 1983, pursuant to a resolution of the Board of Directors of International Paper Company (the “Board”) dated October 11, 1983. Effective as of November 12, 1985, the name of the Plan was changed to the International Paper Company Unfunded Supplemental Retirement Plan for Senior Managers, and additional benefit provisions were added to the Plan as set forth herein. The Plan was amended effective as of April 1, 1991, to delete the statutory limitation excess benefit provision from the Plan, because International Paper Company (together with certain affiliates and subsidiaries in which the Company has a substantial ownership interest shall be collectively referred to as the “Company”) has established a separate plan to provide statutory limitation excess benefits to salaried employees of the Company and its United States subsidiaries. The Plan was amended effective September 8, 1992, to change the calculation of the Supplemental Benefit payable under the Plan. The Plan was amended effective July 1, 1993, to change the definition of Compensation under the Plan. The Plan was amended effective December 1, 1993, to specify the optional forms of benefit payment and death benefits.

The Plan was amended effective January 1, 2000, among other things, to change the definition of Compensation under the Plan, establish a pensionable pay minimum for purposes of the Plan, clarify the vesting provisions applicable to participants, change certain provisions relating to the commencement of the Supplemental Benefit payable under the Plan and to clarify the calculation of the pre-retirement death benefit. The Plan was amended effective January 1, 2001, and amended effective October 9, 2001, to change the definition of Compensation under the Plan.

The Plan was amended and restated effective January 1, 2005, to comply with the provisions of the American Jobs Creation Act of 2004, and to make certain other changes, including to change the normal form of benefit payment to a lump sum and to detail the rules for an annuity form of payment, to change the commencement of benefit rules, to define rules for determining the lump sum interest rate, to allow as credited service employment with affiliated companies, to establish a minimum service requirement of five years of vesting service to receive benefits under the Plan, to establish new formulas for the calculation of benefits for employees who become eligible to participate in the Plan after July 1, 2004, and to provide the Board and the Management Development and Compensation Committee of the Board (the “Committee”) with the authority to adjust the application of any term of the Plan with respect to any Eligible Employee, to the extent it determines that such action will further the purposes of the Plan.

The Plan was amended effective January 1, 2006, to permit modifications of the Plan in accordance with the transition rules under the American Jobs Creation Act of 2004 and to permit payment under the Plan of Federal Insurance Contributions Act taxes due and payable on a Participant’s Supplemental Benefit. The Plan was amended effective January 1, 2007, to provide an exemption to the criteria for Eligible Employees in the event that an otherwise eligible person would be precluded from participation in the Plan based on an inability to participate in the Retirement Plan or Salaried Savings Plan because of United States citizenship or residency requirements of such plans.

The Plan was amended and restated effective January 1, 2008, among other things, to conform the Plan to the final regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended, and to exclude compensation paid to Eligible Employees by a non-wholly owned business entity outside the United States.

1.	Name and Purpose.

This Plan shall be known as the International Paper Company Unfunded Supplemental Retirement Plan for Senior Managers (the “Plan”). The Plan is an unfunded plan maintained by the Company for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of the exemption provisions of Parts 2, 3 and 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (and related regulations and provisions of the Internal Revenue Code of 1986, as amended).

2.	Funding of Benefits.

The benefits payable under the Plan will be paid from the Company’s general assets as payments become due under the Plan, and will not be funded in advance through an Internal Revenue Service qualified trust arrangement or through insurance annuity contracts. From time to time the Company may arrange for insurance annuity contracts on the lives of Eligible Employees (the proceeds of which are payable to the Company) in order to insure the Company for part or all of the payments which the Company will make under the Plan. All Eligible Employees participating in the Plan agree to authorize the Company to purchase such insurance contracts. Eligible Employees participating in the Plan (and their beneficiaries) will not have any beneficial interest in such insurance contracts or in the proceeds of such insurance contracts. With respect to claims for benefits under the Plan, Eligible Employees and their beneficiaries shall be general unsecured creditors of the Company.

3.	Eligible Employees.

The persons who are eligible to receive benefits under the Plan (“Eligible Employees”) are persons who are (A) salaried employees of the Company on or after the effective date of the Plan, (B) elected by the Board as Senior Vice Presidents of the Company or designated by the Chief Executive Officer as participants in the Plan, and (C) either (i) participants in the Retirement Plan of International Paper Company (the “Retirement Plan”), if hired before July 1, 2004, or (ii) participants in the International Paper Company Salaried Savings Plan (the “Salaried Savings Plan”) eligible for a Retirement Savings Account, if hired on or after July 1, 2004, unless participation in either the Retirement Plan or the Salaried Savings Plan is prohibited based on United States citizenship or residency requirements of such plans, in which case this requirement (C) shall be waived. All of the terms and conditions of the Plan shall be binding upon any surviving spouse, beneficiaries, executor, administrator, heirs or successors of an Eligible Employee.

4.	Vesting.

An Eligible Employee who has attained his or her Vesting Date while employed by the Company shall be vested in his or her benefits under the Plan.

For purposes of the Plan, “Vesting Date”, with respect to an Eligible Employee whose benefit under the Plan is determined under Section 5(A), shall mean the earlier of:

(A)	his or her attainment of age 62 and completion of five years of Vesting Service (as defined in the Retirement Plan); or

(B)	his or her attainment of age 61 and completion of 20 years of Vesting Service.

For purposes of the Plan, “Vesting Date”, with respect to an Eligible Employee whose benefit under the Plan is determined under Section 5(B) or Section 5(C), shall mean:

(A)	his or her attainment of age 55; and

(B)	completion of five years of Vesting Service.

5.	Amount and Time of Payment of Supplemental Benefit.

The annual supplemental retirement benefit entitlement for an Eligible Employee under the Plan (the “Supplemental Benefit”) is determined in accordance with Section 5(A), Section 5(B) or Section 5(C), whichever is applicable, and is payable at the time and in the form as provided in Section 5(D), as set forth below:

(A)	Calculation of the Amount of the Supplemental Benefit for Participants in the Plan Prior to July 1, 2004.

Except as expressly otherwise provided herein, the Supplemental Benefit is the greatest of (i), (ii), or (iii) below:

(i)

The Participant’s annual Unrestricted Benefit determined under the terms of the International Paper Company Pension Restoration Plan (the “Pension Restoration Plan”), plus, the single-life annuity payable at age 65 under the Federal Paper Board SERP to the extent applicable to any Participant in this Plan.

(ii)	An amount equal to the lesser of (a) or (b), reduced by (c) below:

(a)	3.25% of the Eligible Employee’s Compensation (as defined in Section 5(A)(iv)(c) below) multiplied by the number of years of his or her Credited Service.

(b)	Fifty percent (50%) of the Eligible Employee’s Compensation.

(c)	The product of:

(1)

3.25% of the Eligible Employee’s Primary Social Security Benefit multiplied by the number of years of his or her Credited Service projected to age 65, subject to a maximum of 50% of the Eligible Employee’s Primary Social Security Benefit; and

(2)	The ratio of years of the Eligible Employee’s Credited Service at the determination date to his or her Credited Service projected to age 65.

(iii)	Twenty-five percent (25%) of the Eligible Employee’s Compensation.

The amount calculated under the formula set forth above is a single life annuity and shall be reduced by all of the following amounts:

(a)	the actual amount of the Eligible Employee’s vested benefit under the Retirement Plan (determined on the basis of a single-life annuity);

(b)

the single life annuity actuarial equivalent of any retirement benefit in respect of which the Eligible Employee has a legally binding right on or before December 31, 2007 and which is payable to the Eligible Employee pursuant to an objective, nondiscretionary formula from or under: (v) a qualified defined benefit plan sponsored by the Company (other than the Retirement Plan); (w) any qualified defined contribution plan sponsored by the Company (other than the Salaried Savings Plan); (x) any non-qualified defined benefit plan sponsored by the Company (other than the Benefit Restoration Plan); (y) any non-qualified defined contribution plan sponsored by the Company (other than the International Paper Company Deferred Compensation Savings Plan (the “Deferred Compensation Plan”)); or (z) a contractual-type arrangement with the Company providing retirement income or similar benefits; and

(c)

to the extent Credited Service is granted under Section 5(A)(iv)(b) below for service with an acquired company and/or an Affiliated Company, the single-life annuity actuarial equivalent of any retirement benefit in respect of which the Eligible Employee has a legally binding right on or before the date as of which such Credited Service is granted and which is payable to the Eligible Employee with respect to the period of Credited Service so granted, whether payable from or under: (x) a qualified defined benefit plan or defined contribution plan sponsored by the acquired company and/or the Affiliated Company; (y) any non-qualified defined benefit plan or defined contribution plan sponsored by the acquired company and/or the Affiliated Company; or (z) a contractual-type arrangement with the acquired company and/or the Affiliated Company providing retirement income or similar benefits.

(iv)	Definitions. In calculating the Supplemental Benefit under Section 5(A) above:

(a)	The term “Affiliated Company” means a company in which the Company has at least a 50% ownership interest.

(b)

The terms “Credited Service” and “Primary Social Security Benefit” shall have the same meaning as defined in the Retirement Plan except the term “Credited Service”, with respect to an Eligible Employee, shall also include (i) service by such Eligible Employee with an acquired company or with an Affiliated Company, where employment with such entity is not considered Credited Service under the Retirement Plan, in either case solely to the extent specified by the Plan Administrator, and (ii) any period prior to such Eligible Employee’s attainment of age 65 during which he or she is entitled to benefits under the Company’s long-term disability plan applicable to him or her.

(c)	Except as set forth below, the term “Compensation”, with respect to any Eligible Employee and any determination date, shall equal the sum of:

(1)	such Eligible Employee’s highest annual base salary during the three consecutive calendar years prior to such date of determination; plus

(2)	the Eligible Employee’s target award (whether or not deferred) under the Company’s Management Incentive Plan for the year in which the Eligible Employee terminates or retires.

Notwithstanding the above, Compensation shall not include any awards or income described in Section 1.142 of the Retirement Plan.

Further, Compensation shall not include compensation paid to a Participant by a non-wholly owned business entity outside the United States in which the Company or an Affiliated Company has an ownership interest for service to such non-U.S. business entity; rather, in such situation, Compensation shall include the amount determined by the Committee.

Further, in the case of any Eligible Employee who is entitled to benefits under the Company’s long-term disability plan applicable to him or her, Section 5(A)(iv)(c)(1) and Section 5(A)(iv)(c)(2) shall be replaced as follows:

(1)

such Eligible Employee’s annual base salary in effect as of the last day of active employment prior to becoming entitled to benefits under the Company’s long-term disability plan applicable to him or her; and

(2)	the Eligible Employee’s target award (whether or not deferred) under the Company’s Management Incentive Plan for the year in which the Eligible Employee became disabled.

(B)	Calculation of the Amount of the Supplemental Benefit for Participants Hired Prior to July 1, 2004 and Eligible to Participate in the Plan On or After July 1, 2004.

The Supplemental Benefit is the Participant’s annual Unrestricted Benefit determined under the terms of the Pension Restoration Plan reduced by:

(i)	The actual amount of the Participant’s vested benefit under the Retirement Plan (determined on the basis of a single life annuity); and

(ii)

The amount of the Participant’s accrued benefit under the Pension Restoration Plan (determined on the basis of a single life annuity) as of the date the Eligible Employee became a Participant in this Plan pursuant to Section 3. Any reductions in the accrued Pension Restoration Benefit for early commencement shall be based upon the Eligible Employee’s age and period of service as of the date that payments commence, including periods of service rendered after an Eligible Employee became a Participant in this Plan.

An Eligible Employee’s Supplemental Benefit shall be reduced by 4% for each year that commencement of payment precedes age 62.

The Plan Administrator may grant additional Credited Service for the calculation of the Supplemental Benefit in accordance with the provisions of Section 5(A)(iv)(b). In the event additional Credited Service is granted, the Supplemental Benefit shall be calculated as the sum of the Eligible Employee’s vested benefit under the Retirement Plan and the Pension Restoration Plan (both determined using the additional Credited Service and on a single life annuity basis) for the period of Credited Service beginning on the date such person becomes a Participant under this Plan, reduced by the actual amount of the Eligible Employee’s vested benefit as of his or her termination of employment under the Retirement Plan and accrued benefit to the date of Plan eligibility under the Pension Restoration Plan. The Supplemental Benefit so determined shall be reduced by the accrued benefit to date of Plan eligibility of the single-life annuity actuarial equivalent of any retirement benefit due the Eligible Employee from the acquired company and/or Affiliated Company relating to the Credited Service so granted, whether payable under a qualified defined benefit plan, non-qualified defined benefit plan or contractual-type arrangement.

(C)	Calculation of the Amount of the Supplemental Benefit for Participants Hired and Eligible to Participate in the Plan On or After July 1, 2004.

The Supplemental Benefit is the Participant’s annual Unrestricted Benefit determined under the terms of the Pension Restoration Plan that would be paid to the Eligible Employee, on a single life annuity basis, assuming he or she is eligible for a pension under the 1.67% salaried benefit formula of the Retirement Plan, such amount reduced by the Eligible Employee’s Retirement Savings Account balances in the Salaried Savings Plan and the Deferred Compensation Savings Plan as of his or her termination of employment with the Company. The Retirement Savings Account balances in the Salaried Savings Plan and the Deferred Compensation Savings Plan shall be converted to a single life annuity using the same actuarial basis as is used to determine a lump sum payment under Section 6(A).

The Plan Administrator may grant additional Credited Service for the calculation of the Supplemental Benefit in accordance with the provisions of Section 5(A)(iv)(b). In the event additional Credited Service is granted, the Supplemental Benefit shall be calculated as specified in the above paragraph, but including such additional Credited Service in calculating the assumed Retirement Plan benefit and Pension Restoration Plan benefit. The Supplemental Benefit so determined shall be reduced by the accrued benefit to date of Plan eligibility of the single-life annuity actuarial equivalent of any retirement benefit due the Eligible Employee from the acquired company and/or Affiliated Company relating to the Credited Service so granted, whether payable under a qualified defined benefit plan, non-qualified defined benefit plan or contractual-type arrangement.

Notwithstanding the foregoing, in lieu of the Supplemental Benefit determined above, upon recommendation by management with Committee approval, an Eligible Employee who is actively employed on or after age 62 and has completed at least 10 years of Vesting Service is entitled to a Supplemental Benefit equal to 25% of Final Average Compensation (as defined under the standard 1.67% salaried benefit formula of the Retirement Plan) reduced by the Eligible Employee’s Retirement Savings Account balances in the Salaried Savings Plan and the Deferred Compensation Savings Plan as of his or her termination of employment with the Company. The Retirement Savings Account balances in the Salaried Savings Plan and the Deferred Compensation Savings Plan shall be converted to a single life annuity using the same actuarial basis as is used to determine a lump sum payment under Section 6(A).

An Eligible Employee’s Supplemental Benefit shall be reduced by 4% for each year that commencement of payment precedes age 62.

(D)	Time of Payment of the Supplemental Benefit.

As specified in Section 6 below, for an Eligible Employee who terminates employment following his or her Vesting Date, payment of the Supplemental Benefit shall commence following his or her Retirement Date.

“Retirement Date” with respect to an Eligible Employee whose benefit under the Plan is determined under Section 5(A) shall mean the first of the month following the Eligible Employee’s termination of employment with the Company and the earliest to occur of:

(i)	his or her attainment of age 62 and completion of 10 years of Vesting Service;

(ii)	his or her attainment of age 61 and completion of 20 years of Vesting Service; or

(iii)	his or her attainment of age 65 and completion of five Years of Vesting Service.

“Retirement Date” with respect to an Eligible Employee whose benefit under the Plan is determined under the standard provisions of Section 5(B) or Section 5(C) shall mean the first of the month following the Eligible Employee’s termination of employment with the Company and the earlier to occur of:

(i)	his or her attainment of age 55 and the completion of 10 years of Vesting Service: or

(ii)	his or her attainment of age 65 and completion of five years of Vesting Service.

(E)	Payment of FICA Taxes.

At the time Federal Insurance Contributions Act (“FICA”) taxes become due and payable by a Participant on his or her Supplemental Benefit, such FICA taxes shall be paid from the Plan as follows:

(i)

if FICA taxes are payable in the same calendar year that payment of the Supplemental Benefit commences under Section 6 below, the FICA taxes shall be withheld from the Supplemental Benefit paid in that calendar year and remitted on behalf of the Participant to the U.S. Treasury; or

(ii)

if FICA taxes are payable in a calendar year prior to the calendar year that payment of the Supplemental Benefit commences under Section 6 below, the amount of the FICA taxes and any corresponding federal, state or local income tax withholding shall be paid from the Plan on behalf of the Participant to the U.S. Treasury and applicable tax authorities, and the Participant’s Supplemental Benefit shall be reduced by the amount of these tax payments.

(F)	Calculation of Payment of Supplemental Benefit for a Participant Whose Benefit is Calculated under Section 5(A) and Who is Vested Prior to Normal Vesting Date.

Notwithstanding anything else in this Plan to the contrary, the Committee may provide that any Participant whose benefit is calculated under Section 5(A) and who has attained age 55 and completed at least five years of Vesting Service shall be vested in such benefit prior to attaining age 61; provided that, in such event, such Participant’s

(i)

accrued benefit payable under the Pension Restoration Plan shall be paid at the time and in the manner determined in accordance with the terms of the Pension Restoration Plan (determined without regard to such SERP vesting); and

(ii)

Supplemental Benefit calculated under Section 5(A) shall also be reduced by the accrued Pension Restoration Plan benefit described in Section 5(F)(i), above (but prior to early retirement reductions, if any) and shall be paid in the form described in Section 6 at the earliest date at which such Participant could receive a distribution under the SERP in accordance with Section 5(D), based on his age and years of Vesting Service.

6.	Form of Benefit Payment.

(A)

Payment Form. The form of payment of the Supplemental Benefit is a lump sum payment. Payment of the Supplemental Benefit to an Eligible Employee shall be made on the later of the January 1 coinciding with or next following the Eligible Employee’s Retirement Date or the date six months following the Eligible Employee’s termination of employment with the Company (the “Normal Payment Date”).

(B)	Calculation of the Lump Sum Payment. The lump sum payment under Section 6(A) above shall be determined based on the UP-94G mortality table (male) and as further detailed below:

(i)

With respect to an Eligible Employee whose benefit under the Plan is determined under Section 5(A), the amount of the lump sum payment shall be determined by applying a discount rate based on the municipal bond rate (published daily in the Wall Street Journal under Bonds, Tracking Bond Benchmarks, Muni Master, 7-12 Year) for the December 31 preceding the Eligible Employee’s Normal Payment Date. Notwithstanding the foregoing, an Eligible Employee may make an election prior to his or her Retirement Date to have the discount rate determined as of any day beginning on January 1 of the calendar year in which he or she attains age 61. The Eligible Employee must file this election in writing with the Plan Administrator on or before the day to which the elected discount rate applies. The Eligible Employee may only make one such election and such election is irrevocable.

(ii)

With respect to an Eligible Employee whose benefit under the Plan is determined under Section 5(B) or Section 5(C), the amount of the lump sum payment shall be determined by applying a discount rate based on the average municipal bond rate (published daily in the Wall Street Journal under Bonds, Tracking Bond Benchmarks, Muni Master, 7-12 Year) for the month of December preceding the Eligible Employee’s Normal Payment Date. Notwithstanding the foregoing, an Eligible Employee may make an election prior to his or her Retirement Date to have the discount rate determined as of any month beginning with the month the Eligible Employee announces his or her retirement, provided such announcement is at least 12 months in advance of the Eligible Employee’s Retirement Date. The Eligible Employee must file this election in writing with the Plan Administrator by the last day of the month to which the elected discount rate applies. The Eligible Employee may only make one such election and such election is irrevocable. In determining the lump sum payment of the Eligible Employee’s Supplemental Benefit, the discount rate shall be the lower of (i) the discount rate so elected by the Eligible Employee or (ii) the Plan discount rate for the month of December preceding the Eligible Employee’s Normal Payment Date.

The Committee reserves the right to change the discount rate from time to time.

(C)

Death Benefit Prior to Retirement. In the event an Eligible Employee dies on or after completing five years of Vesting Service, but prior to his or her Retirement Date, the Supplemental Benefit shall be payable to his or her surviving spouse, if any, in the form of a pre-retirement surviving spouse’s benefit, based on the provisions of the Retirement Plan. Any such pre-retirement surviving spouse’s benefit shall be paid in the manner set forth for determining a “Qualified Joint and Survivor Annuity” under the Retirement Plan (providing 50% of the Eligible Employee’s reduced benefit to his or her spouse).

(D)	Death Benefit After Retirement. In the event an Eligible Employee dies on or after his or her Retirement Date, but prior to payment of a benefit under Section 6(A) above, the Supplemental

Benefit shall be payable to the Eligible Employee’s named beneficiary in the normal form of a lump sum payment as soon as practicable following the Eligible Employee’s death. An Eligible Employee may designate a beneficiary to receive the death benefit payable under this Section 6(D). Such designation shall be in writing on a form prescribed by the Plan Administrator and may be changed from time to time. If no beneficiary is designated or surviving at the time of the Eligible Employee’s death, the death benefit shall be payable to the spouse of the Eligible Employee or, if the Eligible Employee is unmarried, to the estate of the Eligible Employee.

7.	Benefit Not Assignable.

An Eligible Employee’s rights under the Plan shall not be subject to assignment, encumbrance, garnishment, attachment or charge, whether voluntary or involuntary, and in the event of any such assignment, action or proceeding, any benefit otherwise payable under the Plan shall be deemed terminated or forfeited.

8.	Termination of Benefit/Repayment of Benefit.

(A)

Solely with respect to an Eligible Employee whose benefit under the Plan is determined under Section 5(A), eligibility of a person to participate in the Plan, or to receive payment of any benefit under the Plan, shall be subject to being terminated by the Committee, in the Committee’s sole discretion, if the person:

(i)

shall, without the consent of the Committee, breach any covenant in favor of the Company with respect to the disclosure of confidential information, the hiring or solicitation of employees, or competition with the Company, as the same may be contained in any agreements approved by the appropriate officers of the Company and as in effect from time to time (the “Non-Competition Agreement” and the “Non-Solicitation Agreement”); or

(ii)

shall have been involuntarily terminated by the Company for “good cause” (as defined below), or shall have been found by the Committee to have engaged in any action inimical to the interests of the Company, dishonesty or other serious misconduct in connection with the person’s employment by the Company, for purposes of this subparagraph “good cause” for involuntary termination shall mean termination upon:

(a) the willful and continued failure substantially to perform properly assigned duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand is delivered by the Board which specifically identifies the manner in which the Board believes that properly assigned duties have not been substantially performed; or

(b) the willful engaging in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise;

for purposes of this Section 8(A)(ii), no act, or failure to act, shall be deemed “willful” unless done (or omitted to be done) not in good faith and without reasonable belief that the action or omission was in the best interest of the Company; notwithstanding the foregoing, a person shall not be deemed to have been terminated for good cause unless and until there shall have been delivered a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the person and an opportunity, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the person was guilty of conduct set forth in Section 8(A)(ii)(a) or Section 8(A)(ii)(b) above and specifying the particulars thereof in detail.

(B)

Solely with respect to an Eligible Employee whose benefit under the Plan is determined under Section 5(A), in the event an Eligible Employee who has retired and received payment of the Supplemental Benefit in the form of a lump-sum distribution breaches any of the terms of his or her Non-Competition Agreement or Non-Solicitation Agreement, as set forth in Section 8(A)(i) above, he or she shall repay to the Company a portion of the Supplemental Benefit received. The amount which shall be repaid is the difference between:

(i)	the amount of Supplemental Benefit the Eligible Employee has received from the Company by the time the Committee notifies the Eligible Employee of its objection to such breach of the agreement; and

(ii)	the amount the Eligible Employee would have received by the time of such notification had the Supplemental Benefit been paid on a single-life annuity basis;

plus reasonable interest as recommended by the Company’s Chief Financial Officer.

9.	Amendment or Termination of Plan and Application of Specific Terms.

The Company reserves the right to amend, modify or terminate the Plan at any time by action of the Board; provided that such action shall not adversely affect any Eligible Employee’s right to a benefit which accrued pursuant to the provisions of the Plan prior to such action. The Board, with respect to any Eligible Employee who is a member of the Board, or the Committee, with respect to other Eligible Employees, may adjust the application of any term of the Plan with respect to any Eligible Employee, except a change in the timing of vesting or distribution of the Supplemental Benefit, to the extent it determines, in its discretion, that such action will further the purposes of the Plan, provided that such action is consistent with Section 409A of the Internal Revenue Code and regulations promulgated thereunder.

10.	Administration of Plan.

The Company’s Senior Vice President of Human Resources shall be the Plan Administrator of the Plan. The Plan Administrator shall have discretion to interpret the Plan, to determine eligibility and amounts of benefits under the Plan and to decide any questions or disputes under the Plan (except for any necessary decisions by the Board or by the Committee pursuant to Section 8 and Section 9 above).

All decisions that are made by the Board or by the Committee or by the Plan Administrator with respect to the Plan (or made by the Board or the Committee, in those circumstances where discretion in the administration of the Plan has been reserved to such body) shall be final and binding on the Company and the Eligible Employees (and their heirs or beneficiaries).

11.	Change of Control of International Paper Company.

(A)	Solely with respect to an Eligible Employee whose benefit under the Plan is determined under Section 5(A), if a “Change of Control” of the Company (as defined in Section 11(B) below) occurs, then:

(i)	the minimum amount under the formula set forth in Section 5(A)(iii) above shall be increased from 25% to 50% of the Eligible Employee’s Compensation; and

(ii)	the Eligible Employee’s Supplemental Benefit under the Plan shall become vested and nonforfeitable, and shall not be subject to termination pursuant to any of the provisions of Section 8 above.

(B)

For purposes of this Section 11, the term “Change of Control” of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as amended (“Exchange Act”); provided that, without limitation, a Change of Control shall be deemed to have occurred if:

(i)

any “person” as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act (other than employee benefit plans sponsored by the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company’s shareholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors still in office who were directors at the beginning of the period.

12.	Claims Procedures.

(A)

Any Participant or other person, or the duly authorized representative of such individual, shall be entitled to file a written claim for benefits under the Plan. The right of any Participant or other person claiming a benefit under the Plan shall be initially determined by the Plan Administrator or his appointed agent within 90 days of the receipt of the claim. If special circumstances require an extension of time for processing the claim, the Plan Administrator shall give a written notice of the required extension to the claimant by mail or delivery, prior to the expiration of the initial 90-day period. The notice shall indicate the circumstances requiring the extension and the date by which the Plan Administrator expects to render a decision. In no event may the extension exceed 90 days from the end of the initial 90-day period.

Any partial or total denial by the Plan Administrator of a claim for benefits under the Plan shall be stated in writing and mailed or delivered to the claimant. Such notice of denial shall (i) set forth the specific reason(s) for the denial, (ii) make reference to the specific provisions of the Plan on which the denial is based, (iii) include a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and (iv) provide a description of the procedure for appeal of the denied claim, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

(B)

A claimant or his duly authorized representative may (i) request a review of a denied claim by written request to the Plan Administrator, (ii) submit written comments, documents, records and other information relating to the claim for benefits, and (iii) upon reasonable request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. A claimant’s request for review shall be filed with the Plan Administrator within 60 days after receipt by the claimant of the notice of claim denial.

Within 60 days after receipt of a request for review of a denied claim, the Plan Administrator shall make a determination. If special circumstances require an extension of time for processing the review of the denied claim, the Plan Administrator shall give a written notice of the required extension to the claimant by mail or delivery, prior to the expiration of the initial 60-day period. The notice shall indicate the circumstances requiring the extension and the date by which the Plan Administrator expects to render a decision. In no event may the extension exceed 60 days from the end of the initial 60-day period.

Any partial or total denial by the Plan Administrator of a benefit claim on review shall be stated in writing and mailed or delivered to the claimant. Such notice of denial shall (i) set forth the specific reason(s) for the denial, (ii) make reference to the specific provisions of the Plan on which the denial is based, (iii) include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, and (iv) include a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

(C)

Any decision by the Plan Administrator shall be written in a manner calculated to be understood by the claimant. Such decision shall be final and binding upon the person claiming an interest in the Plan.